--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                                     [X]
Filed by a Party other than the Registrant                  [ ]

Check the appropriate box:
[X]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
[ ]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                Fonix Corporation
 ................................................................................
                  (Name of Registrant as Specified in Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[ ]         $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
            or Item 22(a)(2) of Schedule 14A.

[           ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

     1)          Title of each class of securities to which transaction applies:
                 ...............................................................
     2)          Aggregate number of securities to which transaction applies:
                 ...............................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  .............................................
     4)          Proposed maximum aggregate value of transaction:
                 ...............................................................
     5)          Total fee paid:
                 ...............................................................

[ ]       Fee paid previously with preliminary materials

[ ]       Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
            1)          Amount Previously Paid:.................................
            2)          Form, Schedule or Registration Statement No.............
            3)          Filing Party:...........................................
            4)          Date Filed:.............................................
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



                                Fonix Corporation
                              1225 Eagle Gate Tower
                           60 East South Temple Street
                           Salt Lake City, Utah 84111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 18, 2001

To the Shareholders:

            Notice is hereby given that the Annual Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the Salt Lake City Marriott City Center, 215 South State Street, Salt Lake City, Utah, 84111, on Wednesday, July 18, 2001, at 10:00 a.m., M.D.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

          1. To elect five directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

          2.   To approve the Board of Directors'  selection of Arthur  Andersen
               LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001;

          3. To consider and act upon a proposed amendment to the Company's certificate of incorporation that increases the authorized capital of the Company to include 500,000,000 shares of common stock; and

          4. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

            The Company's Board of Directors has fixed the close of business on Wednesday, June 14, 2001, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111, during the ten business days prior to the meeting.

            You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                                      By Order of the Board of Directors,


                                      Thomas A. Murdock, Chief Executive Officer

Salt Lake City, Utah
[June 4 , 2001]

                                Fonix Corporation
                              1225 Eagle Gate Tower
                           60 East South Temple Street
                           Salt Lake City, Utah 84111
                                 (801) 328-8700

    ------------------------------------------------------------------------


                                 PROXY STATEMENT

    ------------------------------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Fonix Corporation ("Fonix" or the "Company") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Salt Lake City Marriott City Center, 215 South State Street, Salt Lake City, Utah, 84111 on Wednesday, July 18, 2001, at 10:00 a.m., M.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR the nominees for directors set forth herein; (ii) FOR approval of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and (iii) FOR approval of a proposed amendment to the Company's certificate of incorporation that would increase the authorized capital of the Company to include 500,000,000 shares of common stock;. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non- votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (the Company anticipates that the inspectors will be employees, attorneys or agents of the Company).

The close of business on June 14, 2001, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were [215,762,275] shares of the Company's Class A common stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about Wednesday, June 20, 2001.
    ------------------------------------------------------------------------

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

            The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no fewer than three. Presently, the Company's Board of Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

            The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

THOMAS A.  MURDOCK,  Chairman  of the  Board and Chief  Executive  Officer.  Mr.
     Murdock, 57, is a co-founder of the Company and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Murdock was elected Chief Executive Officer in February 1999, and became Chairman of the Board of Directors in March 1999. Mr. Murdock also has served as President of SCC Asset Management Corporation, formerly Studdert Companies Corp. ("SCC"), an investment, finance, and management firm based in Salt Lake City, Utah, since 1992. Prior to 1999, Mr. Murdock served as Assistant to the Chairman and a director of Synergetics, Inc., a research company located in Utah that provided research and development services in connection with the Company's automatic voice recognition and related technologies. For much of his career, Mr. Murdock was a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock also serves as a director of K.L.S. Enviro Resources, Inc. ("KLSE"), a company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 ("1934 Act").

ROGERD.  DUDLEY,   Executive  Vice  President,   Chief  Financial  Officer,  and
     Director. Mr. Dudley, 48, is a co- founder of the Company and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Dudley is also executive vice president of SCC, a position he has held since 1993. After several years at IBM in marketing and sales, he began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as an executive officer of an entity which manages a foreign investment fund, and is a director of KLSE.

JOHN A.  OBERTEUFFER,   Ph.D.,  Chief  Technology  Officer  and  Director.   Dr.
     Oberteuffer, 61, has been chief technology office since March 2001 and a director of the Company since March 1997. He is the founder and president of Voice Information Associates, Inc. ("VIA"), a consulting group providing strategic technical, market evaluation, product development and corporate information to the automatic speech recognition industry. In addition, VIA publishes the monthly newsletter ASRNews. Dr. Oberteuffer is also executive director of the American Voice Input/Output Society ("AVIOS"). He was formerly vice president, personal computer systems, of Voice Processing Corp. (now merged with Voice Control Systems, Inc.), and was founder and CEO of Iris Graphics, which was acquired by Seitex Corp. Dr.

     Oberteuffer received his bachelor's and master's degrees from Williams College, and his Ph.D. in Physics from Northwestern University, and was a member of the research staff at Massachusetts Institute of Technology for five years.

WILLIAM A. MAASBERG, Jr. Chief Operating Officer and Director. Mr. Maasberg, 61, has been chief operating officer since March 2000 and a director of the Company since September 1999. From December 1997 through February 1999, Mr. Maasberg was a Vice President and General Manager of the AMS Division of Eyring Corporation ("Eyring"). He was also a co-founder and principal in Information Enabling Technologies, Inc. ("IET"), and LIBRA Corporation ("LIBRA"), two companies focusing on software application, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997. Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities. He received his B.S. degree from Stanford University in Electrical Engineering, and his M.S. degree in Electrical Engineering from the University of Southern California.

MARK S. TANNER,  Director.  Mr. Tanner,  46, became a director of the Company in
     November 1999. Mr. Tanner is currently self employed as a consultant and was recently the chief financial officer and senior vice president of finance and administration for Mrs. Fields' Original Cookies, Inc. Mr. Tanner spent nine years at PepsiCo, where he was chief financial officer for Pepsi International's operations in Asia, the Middle East, and Africa. He was vice president of strategic planning for Pepsi North America, as well as chief financial officer for Pepsi North America's Pepsi East Operations. Mr. Tanner also spent ten years with United Technologies Corporation in various capacities, including director of corporate development. Mr. Tanner holds a B.A. degree in economics from Stanford University and an M.B.A. from the University of California at Los Angeles.

            Messrs. Murdock, Dudley, Oberteuffer, Maasberg and Tanner are nominees for election to the Company's Board of Directors. None of the executive officers, directors or nominees of the Company is related to any other officer, director or nominee of the Company.

                      SIGNIFICANT EMPLOYEES AND CONSULTANTS

In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business:

AFARIN BELLISARIO,  Sc.D., 50, is vice president and general manager of wireless solutions. She became an employee of the Company in January 2001 after briefly performing consulting services on behalf of the Company. Previously, she worked at Intel Capital in areas of investing in wireless and handheld technologies and devising strategy for investing in interactive entertainment. Prior to her employment at Intel, she was with Analog Devices for over seven years in various executive positions, including senior strategy manager, product line manager of strategic accounts, and international business development manager. Other prior experience includes senior positions at Bolt, Beranek & Newman Communication Inc., and Wang Laboratories. Dr. Bellisario received her bachelor's and master's of science degrees from New York Polytechnic, earned her MBA from the MIT Sloan School of Management, and was awarded her Doctor of Science degree in Acoustics and Signal Processing from the School of Engineering at MIT.

KURT FLYGARE,  36, is vice  president of sales and joined the Company in January
     2001. He was previously senior vice president of sales business development at NetPartner Inc. Previously, he spent three years with Baan Company in various executive positions, including vice president of sales and indirect channel, North America, and director of sales and business partner alliances, North America. Previous sales experience includes positions with Corel, Novell, Inc., and WordPerfect Corporation. Mr. Flygare received his B.S. in Business from Brigham Young University.

KIRK M. FELLER, 37, is vice president of marketing and joined the Company in January 2001. He was previously senior vice president of marketing at NetPartner Inc. Previously, he co-founded HighAltitude Sales and Marketing, where he managed and directed sales, advertising, and marketing efforts. Other prior experience includes two years with Zebra Technologies as director of channel sales and marketing, and ten years at WordPerfect Corporation and Novell, Inc., where he held various positions, including regional director of channel sales and marketing. Mr. Feller is a graduate of Brigham Young University, where he received a B.S. degree in Business.

PAUL S. CLAYSON,  44, is vice president of strategic  business  development  and joined the Company in June 1998. Mr. Clayson's career experience has focused on strategically assessing markets, products and services, opening and establishing those markets and building organizations and management structures to support their growth. His work has spanned multiple products, services and markets. He also served as a senior officer and partner in a private asset management business in charge of general management, marketing, sales, planning and product development functions. His work included the creation of mutual funds, private asset funds for publicly traded securities, and private investment portfolios. He also served as a senior corporate officer for the Red Chip Review which publishes research on small cap publicly traded companies. He received his education from the University of Utah and the University of Michigan.

D. LYNN SHEPHERD, 42, is vice president of engineering and has been employed by the Company since 1997. He was employed by Synergetics from 1992 to March 13, 1997. Before his employment with Synergetics, he was employed with Mentorgraphics where he acted as a software systems architect in automatic semiconductor design. Before Mentorgraphics, he worked on a contract basis with Signetics, Inc. Mr. Shepherd graduated from Brigham
     Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from Brigham Young University.

J. MARK HAMILTON, 41, is vice president of product development and has been employed by the Company since 1997. Previously, he was employed by Synergetics from 1996 to March 13, 1997. He has been a project leader in developing the Company's SDK System and has worked on the Company's portable voice project. Before his employment with Synergetics, he was employed by Intelligent Technologies, Inc., where he helped form the company and designed and developed the educational software product called IntelliBots for Macintosh and Windows. Mr. Hamilton graduated from Brigham Young University with a Bachelor of Science in Electrical Engineering.

R. BRIAN MONCUR, 39, is director of core technologies implementation and has been with the Company since 1997. He was previously employed by Synergetics from 1992 to March 13, 1997. Before his employment with Synergetics, he was employed by Signetics, Inc. and Mentorgraphics, where he was a senior process engineer and software development engineer. Mr. Moncur graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering.

DOUGLAS A. JENSEN, 41, is director of embedded product development and has been with the Company since 1997. Previously, he was employed by Novell as strategic engineer between Novell and Intel. He also worked for North American Philips. Mr. Jensen graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering.

C. HAL HANSEN, 52, is an independent consultant and is co-inventor of the Company's automated speech recognition technologies. He is chairman and CEO of Synergetics, IMC2, and Adiva Corporation. For approximately 14 years, he was employed by Signetics, Inc. in various capacities. In 1991, Mr. Hansen founded Synergetics, were he continues to have direct leadership with respect to new product development and engineering. IMC2 currently provides consulting in research and development to the Company in the area of automated speech recognition. Mr. Hansen holds a degree in electronics from the Utah Trade Technical Institute of Provo, Utah.

TONY R. MARTINEZ, Ph.D., 44, is a senior consulting scientist for the Company's neural network development. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the Brigham Young University Ph.D./MS program. His principle research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks. Dr. Martinez received his Ph.D. in computer science at University of California at Los Angeles in 1986.

KENNETH P. HITE, 36, is a consultant for the Company. He is developing a variety of applications integrating Fonix technologies, including ASR and TTS in personal electronic devices such as personal digital assistants and ASR and HWR in pen-voice user interface for Windows 98 platform for use in pen tablet computers. He has 14 years programming experience and has worked on a contract assignment for Modis Inc. He attended Northeastern University and has taken courses in management information systems.


        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

            The Company's board of directors took action at five duly noticed meetings of the Board during 2000. Each director attended at least 75% of the meetings of the Company's board of directors. During 2000, the Company's board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley, Maasberg and Tanner; and Compensation Committee, comprised of Messrs. Murdock, Maasberg and Tanner. These standing committees generally conducted meetings in conjunction with meetings of the full board of directors. The Company has no standing nominating committee.

                            Report of Audit Committee

            The Audit Committee conducted four meetings during the year ended December 31, 2000. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor's independence. Based upon its review and the discussions described, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

            On July 20, 2001, the Company's Board of Directors adopted a written charter for the Audit Committee (See Exhibit A-2). There is one independent member of the Audit Committee as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

                                        Respectfully submitted,

                                        Audit Committee:

                                        Roger D. Dudley
                                        William A. Maasberg, Jr.
                                        Mark S. Tanner

                            Compensation of Directors

            Prior to April 1996, the Company's directors received no compensation for their service. The Company historically has reimbursed its directors for actual expenses incurred in traveling to and participating in directors' meetings, and the Company intends to continue that policy for the foreseeable future. On April 30, 1996, the Company's board of directors adopted, and the Company's shareholders subsequently approved, the Company's 1996 Directors' Stock Option Plan (the "Directors Plan"). Under the Directors Plan, members of the Board as constituted on the date of adoption received options to purchase 200,000 shares of the Company's common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 200,000 shares for each of fiscal years 1996 through 2000, which options vest after completion of at least six months' service on the Board during those fiscal years. These options have terms of 10 years and terminate six months after the resignation of an optionee. Similar grants have been made to the Company's directors under the Company's 1998 Stock Option Plan. Thus, under the Directors Plan and the 1998 Stock Option Plan, during 2000, the Company granted stock options to members of the Board as follows:

                 Stock Options Granted to Directors During 2000

                    Shares   Date      Exercise          Shares Vested
Name(1)             Granted  Granted   Price Per Share   at December 31, 2000(2)
----                -------  -------   ---------------   --------------------
Mark S. Tanner      200,000  12/27/00       $0.28                400,000

(1) Directors who are also Named Executive Officers also received options as set forth in the table below.

(2)  Indicates total vested shares for individual named.

                Compliance With Section 16(a) of the Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2000, the Company is aware of the following untimely filings:

            Thomas A. Murdock received options to purchase 250,000 shares of the Company's Class A common stock on January 6, 2000. Mr. Murdock also received options to purchase 1,400,000 shares of the Company's Class A common stock on July 21, 2000. On December 27, 2000, Mr. Murdock received options to purchase 200,000 shares of the Company's Class A common stock. The transactions will be reported on a Form 5 to be filed.

            Roger D. Dudley received options to purchase 250,000 shares of the Company's Class A common stock on January 6, 2000. Mr. Dudley also received options to purchase 1,400,000 shares of the Company's Class A common stock on July 21, 2000. On December 27, 2000, Mr. Dudley received options to purchase 200,000 shares of the Company's Class A common stock. The transactions will be reported on a Form 5 to be filed.

            William A. Maasberg, Jr., received options to purchase 100,000 shares of the Company's Class A common stock on January 6, 2000. Mr. Maasberg also received options to purchase 250,000 shares of the Company's Class A common stock on February 1, 2000. On December 27, 2000, Mr. Maasberg received options to purchase 200,000 shares of the Company's Class A common stock. The transactions will be reported on a Form 5 to be filed.

            John O. Oberteuffer, received options to purchase 150,000 shares of the Company's Class A common stock on January 6, 2000. Mr. Oberteuffer also received warrants to purchase 600,000 shares of the Company's Class A common stock on February 10, 2000. On December 27, 2000, Mr. Oberteuffer received options to purchase 200,000 shares of the Company's Class A common stock. The transactions will be reported on a Form 5 to be filed.

            Mark S. Tanner received options to purchase 200,000 shares of the Company's Class A common stock on December 27, 2000. The transaction will be reported on a Form 5 to be filed.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

            This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Named Executive Officers, including the person serving as its chief executive officer during the year ended December 31, 2000.

Compensation   Policy.   The  Committee's   policy  with  respect  to  executive
compensation has been designed to:

     o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

     o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

     o Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

            The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's Stock Incentive Plans and (c) certain other benefits provided to the Company's executive officers. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's Stock Incentive Plans, selecting the individuals who will be awarded bonuses and stock options under the Stock Incentive Plans, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's Stock Incentive Plans.

            The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for the achievement of goals established by the board of directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including selected members of management, and to reward such officers and employees for achieving goals that have been established for the Company. The Company believes its incentive compensation plan rewards management when the Company and its shareholders have benefitted from achieving the Company's goals and targeted research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

            Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

     o Base Salary. The Compensation Committee periodically reviews and approves the base salary paid by the Company to its executive officers and members of the senior management team.

          Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

     o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Company's Stock Incentive Plans allow the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's common stock. Under the terms of the Stock Incentive Plans, the Board of Directors and the Compensation Committee have authority, within the terms of the Stock Incentive Plans, to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock options granted under the Stock Incentive Plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's common stock.

     o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

            Compensation of the Chief Executive Officer. As described elsewhere in this proxy statement, the Company has entered into an executive employment agreement with Mr. Murdock. The material terms of this executive employment agreement are described below. The Compensation Committee believes that the monthly compensation under such contract adequately and fairly compensates this executive officer in relation to his respective responsibilities, capabilities, contributions and dedication to the Company and secures for the Company the benefit of his leadership, management and financial skills and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Murdock to the Company and are warranted to keep them in line with the compensation earned by chief executive officers employed by companies of comparable size or within the Company's industry.

            Conclusion. The Compensation Committee believes that the concepts discussed above further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the board of directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering shareholder interests.

            The Compensation Committee bases its review on the experience of its own members and on information requested from management personnel..

                                        Respectfully submitted,

                                        Compensation Committee:

                                        Thomas A. Murdock
                                        William A. Maasberg, Jr.
                                        Mark S. Tanner


            The following table sets forth information concerning the compensation paid to all persons serving as the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers at December 31, 2000, and whose annual compensation exceeded $100,000 during such year (collectively the "Named Executive Officers"):

                           Summary Compensation Table


                                                     Annual Compensation          Long-Term Compensation
                                        -----------------------------------  ------------------------------
                                                       Other                         Securities
                                                      Annual                         Underlying
Name and Principal Position                 Year       Salary      Bonus           Options/SARs(2)
                                        ----------  ----------   ----------  ------------------------------

Thomas A. Murdock (1)                       1998    $425,000        -                      550,000/0
Chief Executive Officer &  President        1999    $316,574        -                            0/0
                                            2000    $320,804        -                    1,850,000/0

Roger D. Dudley (1)                         1998    $425,000        -                      550,000/0
Executive Vice President & Chief            1999    $317,764        -                            0/0
   Financial Officer                        2000    $320,845        -                    1,850,000/0

William A. Maasberg, Jr.                    2000    $208,411        -                      550,000/0
Chief Operating Officer

John A. Oberteuffer                         1998    $203,941        -                      580,000/0
Vice President & Chief                      1999    $199,238        -                            0/0
    Technology Officer                      2000    $227,348        -                      350,000/0
    (Eff. March 2001)


(1) The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996 and amended effective January
     31, 2000 to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

     Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

     Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company that the executive not engage in any capacity in a business which competes with or may compete with the Company.

(2) All options granted in 2000, 1999 and 1998 were granted pursuant to the Company's 1998 Stock Option Plan.

                        Option Grants in Fiscal Year 2000

                                                                                                 Potential Realizable
                                                                                                Value at Assumed Annual
                                                                                                 Rates of Stock Price
                                                                                                   Appreciation for
                                  Individual Grant                                                    Option Term
---------------------------------------------------------------------------------------   --------------------------------
     (a)                       (b)              (c)               (d)           (e)               (f)        (g)
                            Number of
                            Securities       % of Total
                           Underlying         Options to       Exercise
                            Granted           Employees         Price        Expiration
  Name                        (#)          in Fiscal Year     ($/Share)        Date                 5%        10%
---------------------    --------------   ----------------   ------------    ----------   -------------  -----------------
Thomas A. Murdock           250,000              3.7%           $0.28         01/06/10       $  44,023   $  111,562
                          1,400,000             20.5%           $1.01         07/21/10       $ 889,257   $2,253,552
                            200,000              2.9%           $0.28         12/27/10       $  35,218   $   89,250

Roger D. Dudley             250,000              3.7%           $0.28         01/06/10       $  44,023   $  111,562
                          1,400,000             20.5%           $1.01         07/21/10       $ 889,257   $2,253,552
                            200,000              2.9%           $0.28         12/27/10       $  35,218   $   89,250

William A. Maasberg         100,000              1.5%           $0.28         01/06/10       $  17,609   $   44,625
                            250,000              3.7%           $0.547        07/21/10       $  86,001   $  217,944
                            200,000              2.9%           $0.28         12/27/10       $  35,218   $   89,250

John A. Oberteuffer, Ph D.  150,000              2.2%           $0.28         01/06/10       $  26,414   $   66,937
                            200,000              2.9%           $0.28         12/27/10       $  35,218   $   89,250

               Aggregated Option/SAR Exercises in Last Fiscal Year
                 and Related December 31, 2000 Option/SAR Values

  (a)                             (b)              (c)                         (d)                                 (e)
                                                                      Number of Securities                      Value of
                                Shares                               Underlying Unexercised                   In-the-Money
                               Acquired                                   Options/SARs                       Options/SARs at
                                  on              Value               at December 31, 2000                  December 31, 2000
  Name                       Exercise (#)     Realized ($)       Exercisable/Unexercisable (#)       Exercisable/Unexercisable (#)
--------------------------  --------------   --------------     ------------------------------      -------------------------------

Thomas A. Murdock                  0               $0                     3,400,000/0                         $14,385/$0

Roger D. Dudley                    0               $0                     3,400,000/0                         $14,385/$0

William A. Maasberg, Jr.           0               $0                       500,000/250,000                   $ 9,510/$0

John A. Oberteuffer, Ph D.         0               $0                       910,000/0                         $11,135/$0

            No options were granted to or exercised by the Named Executive Officers during the fiscal year and no options held by them were in the money as of December 31, 2000.

                              EMPLOYMENT CONTRACTS

            The Company presently has executive employment agreements with each of Messrs. Murdock and Dudley. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical. The original term of each employment agreement was from November 1, 1996 through December 31, 2001, but was amended, effective January 31, 2000, to continue until December 31, 2005. Annual base compensation under the amended agreement is $309,400, subject to subsequent adjustments as approved by the board of directors in future years. The amended agreement provides for consideration of Incentive Bonuses, as deemed appropriate by the Compensation Committee of the Company and grants each executive options to purchase 1,400,000 shares of the Company's Class A common stock at exercise price of $1.01 as compensation to induce the executives to extend the amended contract term.

            Messrs. Murdock and Dudley also are entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if either of Messrs. Murdock or Dudley is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

            Each executive employment agreement contains non-disclosure, confidentiality, non-solicitation and non- competition clauses. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company, the executive will not engage in any capacity in a business which competes with or may compete with the Company.

            The Company also has an executive employment contract with Dr. Oberteuffer. The term of the employment contract is from January 26, 1998 through January 31, 2003. Annual base salary is $225,000, with an annual performance review at which time the Company's board of directors may elect to increase Dr. Oberteuffer's annual base salary for the next 12-month period. Dr. Oberteuffer is entitled to participate, during the term of the employment agreement, in all incentive, savings and retirement plans, practices, policies, and programs available to other senior executives of the Company. Dr. Oberteuffer is also entitled to be reimbursed for certain living accommodation, commuting, and relocation expenses. Dr. Oberteuffer's employment agreement contains restrictive clauses relating to confidential and proprietary business information and trade secrets and non-competition and non- solicitation agreements.

                             Stock Performance Graph

            The graph below compares the yearly cumulative total returns from the Company's common stock during the five fiscal year period ended December 31, 2000, with the cumulative total return on the NASDAQ Market Index and the Standard Industrial Classification (SIC) Code Index for that same period. The comparison assumes $100 was invested on December 31, 1995, in the Company's common stock and in the common stock of the companies in the referenced Indexes and further assumes reinvestments of dividends.



            [GRAPHIC_OMITTED]



                                1995         1996        1997         1998        1999         2000
---------------------------------------------------------------------------------------------------------
Fonix Corporation              100.00       222.65       78.13        33.50        7.50          7.63
SIC Code Index                 100.00       103.79      138.75       131.38      237.81        274.18
NASDAQ Market Index            100.00       124.27      152.00       214.39      378.12        237.66

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of June 14, 2001, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent (5%) of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 60 East South Temple Street, Suite 1225, Salt Lake City, Utah 84111.

                                                                              Number of
                                                                               Shares
        Name and Address of 5% Beneficial Owners,                           Beneficially                            Percent of
            Executive Officers and Directors                                    Owned                                Class(1)


Thomas A. Murdock,                                                          11,869,645 (2)                               5.6%
Chairman of the Board & Chief
   Executive Officer

Roger D. Dudley,                                                             6,248,723 (3)                               2.9%
Executive Vice President & Chief
   Financial Officer, Director

John A. Oberteuffer, Ph.D.,                                                  1,660,000 (4)                               *
Chief Technology Officer,  Director

William A. Maasberg Jr., Chief Operating Officer,                              750,000 (4)                               *
Director

Mark S. Tanner, Director                                                       400,000 (4)                               *

Officers and Directors as a Group (6 persons)                               16,032,758                                   7.3%

            *           Less than 1 percent.

                    (1) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

                    (2) Includes 8,627,333 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2002, or any of the following events:
                         (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 2,839,976 shares as to which he directly owns Economic Rights, and 185,793 shares the Economic Rights as to which are owned by Studdert Companies Corp. ("SCC"), a corporation of which Mr. Murdock is a 1/3 equity owner. Also includes 2,813 shares owned directly by Mr. Murdock, 11,400 shares owned by a limited liability company of which Mr. Murdock is a 1/3 equity owner, 28,099 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household and 3,200,000 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of March 20, 2001.

                    (3) Includes (i) 2,848,417 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 185,793 shares owned by SCC as to which Mr. Dudley shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited into the Voting Trust; (iii) 2,813 shares owned directly by Mr. Dudley; (iv) 300 shares owned by Mr. Dudley's minor children; (v) 11,400 shares owned by a limited liability company of which Mr. Dudley is a 1/3 equity owner; and (vi) 3,200,000 shares underlying stock options exercisable presently or within 60 days of March 20, 2001. Mr. Dudley became Chief Financial Officer of the Company on March 21, 2000.

                    (4)  Consisting of options which are presently exercisable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

  SCC Asset Management Inc.("SCC") (formerly Studdert Companies Corp.)

            SCC is a Utah corporation that provides investment and management services. The officers, directors and owners of SCC are Stephen M. Studdert, former chairman and CEO of the Company, and Thomas A. Murdock and Roger D. Dudley, each of whom is a director and executive officer of the Company.

            The Company subleases from SCC its corporate headquarters located at 60 East South Temple Street, Salt Lake City, Utah. The sublease is from month to month pursuant to which the Company has agreed to pay the actual monthly rental of $10,368 and all common area charges payable under the lease with SCC's landlord.

  John A. Oberteuffer

            In February 2000, the Company entered into an agreement to purchase from John A. Oberteuffer, who is an executive officer and director of the Company, all of Dr. Oberteuffer's rights and interests in certain methods and apparatus for integrated voice and pen input for use in computer systems. In payment for Dr. Oberteuffer's technology, the Company granted Dr. Oberteuffer 600,000 warrants to purchase the Company's Class A common stock at an exercise price of $1.00 per share. The warrants expire February 10, 2010. Also, the Company granted Dr. Oberteuffer the right to repurchase the technology from the Company at fair market value if the Company subsequently determines not to commercialize the pen/voice technologies or products.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

    ------------------------------------------------------------------------

          PROPOSAL NO. 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors of the Company has selected the international certified public accounting firm of Arthur Andersen LLP ("Arthur Andersen") as the independent public accountants for the Company for the fiscal year ending December 31, 2001. Arthur Andersen audited the Company's financial statements for the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000. At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Arthur Andersen as the Company's independent public accountant for the 2001 fiscal year. Representatives of Arthur Andersen are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

  Audit Fees

     In 2000, the aggregate fees billed by Arthur Andersen for its audit and quarterly reviews completed were $170,000.

  Audit Related Fees

            In 2000, the aggregate fees billed by Arthur Andersen for audit related services were $128,712, related primarily to their review of registration statements filed with the SEC.

  Financial Information Systems Design and Implementation

            In 2000, there were no fees billed by Arthur Andersen for financial information systems design and implementation.

  All Other Fees

            In 2000, the aggregate fees billed by Arthur Andersen for all other non-audit services were $33,228.


    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    ------------------------------------------------------------------------



                                 PROPOSAL NO. 3

  PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY TO INCLUDE 500,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE.

            The first sentence of Article Fourth of the Company's certificate of incorporation, as amended to date, reads:

            "FOURTH: The total number of shares of stock which the Company shall have authority to issue is THREE HUNDRED MILLION (300,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock."

            The Company's Board of Directors has approved and recommends to the shareholders the adoption of an amendment to this sentence of Article Fourth of the Company's certificate of incorporation that would increase the number of shares of common stock that the Company is authorized to issue from 300,000,000 shares to 500,000,000 shares. The first sentence of Article Fourth, as amended, would read as follows:

            "FOURTH: The total number of shares of stock which the Company shall have authority to issue is FIVE HUNDRED MILLION (500,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock."

Except for this change, the proposed amendment would not affect any other provision of the certificate of incorporation.

            Background of the Proposed Amendment

            As of the Record Date, there were [215,762,275] shares of the Company's Class A Common Stock issued and outstanding. As of the Record Date, there were [36,246,303] shares of Class A Common Stock reserved for issuance pursuant to presently issued and outstanding options, warrants and similar rights, including shares that have been set aside for issuance under the Company's existing incentive stock option plans. There are no shares of Class B Common Stock outstanding and there are no other classes of common stock. Depending on the market price for the Class A Common Stock in connection with draws on the Private Equity Line of Credit and the Second Private Equity Line of Credit (collectively, the "Equity Lines"), the Company must increase the number of shares of authorized common stock in order to recognize conversions on current and future draws on the Equity Lines.

            Management believes that, in addition to complying with the Company's contractual obligations as set forth in the agreements governing the Equity Lines, the proposed amendment would benefit the Company by providing greater flexibility to the Board of Directors to issue additional equity securities to raise additional capital, to pursue strategic investment partners, to facilitate possible future acquisitions and to provide stock-related employee benefits. To date, the Company's primary source of financing has been private sales of Class A Common Stock or other equity or debt securities convertible into Class A Common Stock. To facilitate such financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation.

            For these reasons, the Company's Board of Directors is seeking shareholder approval of the proposed amendment.

            If the proposed amendment is approved at the Annual Meeting, generally, no shareholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject.

            Depending upon the consideration per share received by the Company for any subsequent issuance of common stock, such issuance could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued common stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by the Company.

            If the Company's shareholders do not approve the proposed amendment, due to fluxuations in the market price of the Class A Common Stock, the Company may be precluded from satisfying its contractual obligations to issue shares of Class A Common Stock to the holder of the Equity Lines. In such event, the Company would be unable to draw additional funds from the Equity Lines, which could adversely affect the Company's operations and financial condition. Moreover, even if the Company were to negotiate additional merger or acquisition transactions on terms acceptable to the Company, it would likely not be able to complete such transactions without an increase in authorized capital.

            Adoption of the proposal to approve the proposed Amendment requires the affirmative vote either by proxy or in person at the Annual Meeting of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. If approved by the shareholders, the proposed amendment would become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the certificate of incorporation setting forth such increase.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3

    ------------------------------------------------------------------------


                                  OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

            The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

    ------------------------------------------------------------------------

                                  ANNUAL REPORT

            Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Roger D. Dudley, 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on June 14, 2000. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

            A Copy of the Company's 2000 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------




                              SHAREHOLDER PROPOSALS

            Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2001 Annual Meeting of Shareholders must have been received by the Company by December 31, 2000. No such proposals were received.

            Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2002 Annual Meeting of Shareholders must be received by the Company by December 31, 2001. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2001, and determine whether it is a proper proposal to present to the 2002 Annual Meeting.

            The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                      By Order of the Board of Directors



                                      Thomas A. Murdock, Chief Executive Officer

  Salt Lake City, Utah
  [June 4, 2001]

                                   APPENDICES

  1.        EXHIBIT A-1: PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

  2.        EXHIBIT A-2: AUDIT COMMITTEE CHARTER

  3.        FORM OF PROXY

  Exhibit A-1

  The text of the proposed amendment is as follows:

  "FOURTH: The total number of shares of stock which the Company shall have authority to issue is FIVE HUNDRED MILLION (500,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/100th of one cent ($.0001) per share.

               A. Common Stock. The Common Stock shall be of two classes, each without cumulative voting rights and without any preemptive rights, which classes shall be designated as Class A Common Stock and Class B Common Stock.

                        1.    Dividend and Other Rights of Common Stock.

                              a. Ratable Treatment. Except as specifically
                        otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

                              b. Dividends. Subject to the rights of the holders
                        of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any liquidation of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

                        2.    Voting Rights of Common Stock.

                              a. Class A Common Stock. Except as otherwise
                        provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Company for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

                              b. Class B Common Stock. Except as otherwise
                        provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Company for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                        3.    Redemption.

                         a. Class A Common Stock.  Except as otherwise  provided
                    by law, the Company shall have no right or obligation to redeem the Class A Common Stock.

                         b. Class B Common Stock. At any time after September 2,
                    2003, the Company shall have the right, exercisable at any time, to redeem from funds legally available therefor all or any portion of the then outstanding shares of Class B Common Stock at a per share price equal to the

                    Redemption Price (as herein defined); provided that such redemption is made on a pro rata basis with respect to all holders of Class B Common Stock. Any redemption of the Class B Common Stock shall be effected by the delivery of a notice to each holder of Class B Common Stock, which notice shall indicate the number of shares of Class B Common Stock of each holder to be redeemed and the date that such redemption is to be effected, which shall be the date (the "Redemption Date") which is five (5) business days after the date such notice is delivered. All redeemed shares of Class B Common Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock, but may not be reissued as Class B Common Stock. The entire Redemption Price payable to any holder shall be paid in cash by the Redemption Date.

                              c.    Definitions.

                                          (i) "Redemption Price" shall be (i)
                              during the period between September 2, 2003 and that date sixty (60) days thereafter, two and 75/100 dollars ($2.75) per share of Class B Common Stock redeemed, and (ii) at any time after the sixty-first (61st) day following September 2, 2003, the Fair Market Value (as defined herein) of the Class A Common Stock on the Redemption Date.

                                          (ii) "Fair Market Value" shall mean,
                              on any particular date (a) the closing bid price per share of the Class A Common Stock on the last trading day immediately prior to such date on the Nasdaq SmallCap Market or other principal stock exchange or quotation system on which the Class A Common Stock is then listed or quoted or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Class A Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Class A Common Stock is not then publicly traded the fair market value of a share of Class A Common Stock as determined by an appraiser selected in good faith by the Company.

                  B. Preferred Stock. The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company."

  Exhibit A-2

                            AUDIT COMMITTEE CHARTER

                             AUDIT COMMITTEE CHARTER
                                       of
                                FONIX CORPORATION


Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

            o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

            o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

            o Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

            o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

            o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

            o Review with management and the independent auditors the financial statements contained in the annual and quarterly reports to be filed with the Securities and Exchange Commission to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should be reviewed.

            o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations' financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

            o Review accounting and financial human resources and succession planning within the corporation.

            o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

            o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  PROXY

                                Fonix Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Annual Meeting of Shareholders to be held at the Salt Lake City Marriott City Center, 215 South State Street, Salt Lake City, Utah, 84111, on Wednesday JULY 18, 2001, at 10:00 a.m. E.D.T., or at any adjournment thereof.

  1.        Election of Directors.
FOR               WITHHOLD AS TO ALL                        FOR ALL EXCEPT
/ /                       / /                        /  /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:) Thomas A. Murdock Roger D. Dudley John A. Oberteuffer, Ph.D. William A. Maasberg, Jr. Mark S. Tanner

2. To approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for the fiscal year ending December 31, 2000.


FOR                     AGAINST                                        ABSTAIN
/ /                     / /                                             / /

3. To consider and act upon a proposed amendment to the Company's certificate of incorporation that would increase the authorized capital of the Company to include 500,000,000 shares of Common Stock, par value $.0001 per share.


FOR                     AGAINST                                        ABSTAIN
/ /                       / /                                           / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  Please sign and date this proxy where shown below and return it promptly:

  Date:                                        , 2001
                  -----------------------------
  Signed:
  SIGNATURE(S)
       -------------------------------------------------------------------

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR

OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.